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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

                                FEBRUARY 2, 2000
                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED)

                             ALR TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               15496 Bel-Red Road
                                   Suite 310
                         Redmond, Washington 98052 5507
                                      Tel:
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                 (425) 376-2578
                         REGISTRANT'S TELEPHONE NUMBER

         Nevada                      0-30414                   88-0225807
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER ID #)

           Nevada                                                  -
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
     OF INCORPORATION)


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Item 2.  Acquisition or Disposition of Assets

On February 2, 2000, the Company closed a settlement agreement with a Director, Lorne Drever, a company controlled by that Director and several other parties, pursuant to which the Company acquired 11,000,000 of its own common shares for cancellation as well as the resignation of Lorne Drever as an officer and a director of the Company and its subsidiaries. Total consideration paid by the Company pursuant to this agreement was CDN $200,000. As a result of this transaction, the number of issued and outstanding shares of the Company has been reduced to 21,078,446 common shares.

The purchase consideration was established through negotiation. Of the total consideration, CDN $81,786.47 was made by offset against loans and advances previously made to Lorne Drever or a company controlled by Lorne Drever. The balance of CDN $118,213.53 was paid from funds obtained through a loan from Christine Kan which bears interest at the US bank prime rate and as is repayable by June 30, 2000.

Item 7.  Financial Statements and Exhibits

(a)    Financial statements of business acquired.

       n/a

(b)    Pro forma financial information

       It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than April 17, 2000 (60 days after this Current Report on Form 8-K must be filed).

(c)    Exhibits

99.1 Settlement Agreement dated January 27, 2000, between the Company, 706166 Alberta Ltd., 745797 Alberta Ltd., Lorne Drever, Debbie MacNutt, Dean Drever, Sandra Ross and Sidney Chan.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       ALR Technologies Inc.

                                                       By: /s/ SIDNEY CHAN
                                                       -----------------------
                                                       Sidney Chan, President
Date:  February 16, 2000